UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 23, 2007

Date of report (Date of earliest event reported)

SUPER LUCK INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	33-1123472
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Rm 1901-2, Lucky Building 39 Wellington Street, Central, Hong Kong 852-2802 8663 (Address and telephone number of principal executive offices and principal place of business)
Gary S. Joiner, Esq. Frascona, Joiner, Goodman & Greenstein, P.C. 4750 Table Mesa Drive, Boulder, Colorado 80305 (303) 494-3000 (Name, address and telephone number of agent for service)

ITEM 4.02      NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS

On or about April 23, 2007, our accountant notified us to disclose that the previously issued financial statements, which were filed on April 20, 2007, should not be relied upon.

The financial statements should not be replied upon as they do not comply with the requirements of the Statements on Auditing Standards (“SAS”) No. 71. SAS No. 71 requires that all interim financial information should be reviewed by an independent accountant before they are filed with the SEC.

On April 23, 2007, the Board of Directors of the Company discussed the matter with our accountant and requested an immediate review of the financial statements for the period ended February 28, 2007. The review is now underway, and the amendment to the Form 10QSB will be filed as soon as possible.

On April 24, 2007, the Company submitted a draft of the report on Form 8-K to their accountants, requesting a response to the statements contained therein.  A copy of the responsive letter is herewith filed as Exhibit 7.1

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits.

7.1 Letter dated April 24, 2007 from the Company’s independent accountant, agreeing with the Company’s statements regarding non-reliance on a previously issued interim report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER LUCK INC.

Date: May 4, 2007	By: /s/ Wilson Kin Cheung Wilson Kin Cheung, President and Director